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                       TRINET CORPORATE REALTY TRUST, INC.
                       One Embarcadero Center, 33rd Floor
                         San Francisco, California 94111



                                                                  April 29, 1999


Dear Fellow Stockholder:

We have previously sent to you proxy material for the Annual Meeting of TriNet Corporate Realty Trust, Inc. to be held on May 26, 1999. Your Board of Directors has unanimously recommended that stockholders vote FOR each of the proposals being considered.

Since approval of Proposal 2 requires the affirmative vote of two-thirds of all outstanding shares, your vote is important, no matter how many or how few shares you may own. To be sure your vote is counted, please sign, date and return the enclosed proxy card today in the envelope provided.

Thank you for your continued support.

Very truly yours,

/s/ Robert W. Holman, Jr

Robert W. Holman, Jr.
Chairman and
Chief Executive Officer


             If you have any questions, or need assistance in voting
                  your shares, please call our proxy solicitor,

                           INNISFREE M&A INCORPORATED
                          TOLL-FREE, at 1-888-750-5834.

                                 IMPORTANT NOTE:
                If you hold your shares through a bank or broker,
           you may be able to vote by telephone, or via the Internet.
              Please call Innisfree at 888-750-5834 for assistance.